Exhibit 5.2

June 26, 2026

Eco Wave Power Global AB (publ)

52 Derech Menachem Begin St.,

Tel Aviv, Israel 6713701

Re: Sale of Securities–Registration Statement on Form F-3 (File No. 333-275728)

Ladies and Gentlemen:

We have acted as special U.S. securities counsel to Eco Wave Power Global AB (publ), a corporation organized under the laws of the Kingdom of Sweden (the “Company”), in connection with the proposed issuance in a registered direct offering of (i) 400,000 American Depositary Shares (the “ADSs”), each representing eight (8) of the Company’s common shares, no par value (the “Common Shares”), for an aggregate of 3,200,000 Common Shares, and (ii) warrants (the “Warrants”) to purchase up to 300,000 ADSs (the “Warrant ADSs”), representing 2,400,000 Common Shares (the “Offering”). The ADSs, the Warrants and the Warrants ADSs are being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form F-3 (File No. 333-275728), which was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on December 6, 2023 (the “Registration Statement”), a base prospectus, dated December 6, 2023, included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), and a prospectus supplement, dated June 25, 2026 (the “Prospectus Supplement”), filed with the Commission on the date hereof pursuant to Rule 424(b)(5) under the Securities Act (together with the Base Prospectus, the “Prospectus”). The ADSs, the Warrants and the Warrant ADSs are being issued pursuant to a placement agency agreement between the Company and Maxim Group LLC, as the sole placement agent (the “Placement Agency Agreement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion below, we have examined the Registration Statement, and the exhibits thereto, the Prospectus, the Warrant, the Placement Agency Agreement, as well as such other records, instruments and documents as we have deemed advisable in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing the below opinion, we have further relied as to certain matters on information obtained from officers of the Company. We have made no other examination in connection with this opinion.

Based upon and subject to the foregoing, we are of the opinion that the Warrants, if and when issued and paid for as contemplated by the terms of the Offering, the Warrants and the Placement Agency Agreement, will constitute valid and binding obligations of the Company.

Because the Warrants contain a provision stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law. We are admitted to practice in the State of New York and we express no opinion as to any matters governed by any law other than the law of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of the Kingdom of Sweden.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

This opinion letter is furnished in connection with the filing of the Registration Statement and the Prospectus and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

Eco Wave Power Global AB (publ)

June 26, 2026

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Company’s Report of Foreign Private Issuer on Form 6-K filed on the date hereof and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP